Exhibit 24.1
                                 POWER OF ATTORNEY
                                      FOR
                        SECTION 16 REGULATORY COMPLIANCE

      Know all by these presents, that the undersigned hereby constitutes and appoints Daniel W. Jackson, Lizette B. Herraiz and Thomas J. Aprahamian, separately and each acting in his own right, the true and lawful attorney-in-fact of the undersigned to:

   (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer or beneficial owner of shares of common stock of Strategic Education, Inc., a Maryland corporation (the "Company"), Forms 3, 4 and 5, and any amendments thereof or supplements or exhibits thereto, in order to comply with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

   (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, and any amendments thereof, and the timely filing of such form with the United States Securities and Exchange Commission, any stock exchange on which the common stock of the Company is then listed and any other applicable regulatory authority; and

   (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their discretion.

      The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This power of attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2019.

                                                   /s/ Christa E. Hokenson
                                                   ----------------------------
                                                                    Signature

                          Print Name:              Christa E. Hokenson
                                                   ----------------------------